Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Completes Sale of its Europe-North Segment

to a Subsidiary of Bauer Media Group

SAN ANTONIO, March 31, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced that it has closed the sale of the businesses constituting its Europe-North segment to Bauer Radio Limited, a subsidiary of Bauer Media Group.

The purchase price from the transaction was $625 million, subject to customary closing adjustments. The net cash proceeds received today from the transaction, after prepayment in full of the outstanding CCIBV term loans in the principal amount of $375 million, plus approximately $12 million of accrued interest, totaled approximately $243 million. Final proceeds are subject to customary post-closing adjustments and payment of transaction-related fees and expenses. We expect to prioritize using the remaining net proceeds to retire the most advantageous debt in the Company’s capital structure, as permitted in our debt agreements, thereby reducing cash interest and increasing AFFO.

“With the sale of our Europe-North segment completed, we have closed international divestitures amounting to approximately $745 million in purchase consideration, increasing optionality and reducing risk in our business,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “I want to thank our team for their hard work in helping us complete this significant transaction. We remain optimistic about divesting our businesses in Spain and Brazil based on their strong performances in 2024. Our priorities remain to reduce leverage, improve our balance sheet and enhance shareholder value.”

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

For further information, please contact:

Press:

FGS Global

Jared Levy / Stephen Pettibone / Hayley Cook

ClearChannel@fgsglobal.com

Investors:

Eileen McLaughlin

Vice President – Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as the use of proceeds from the sale of the businesses in the Europe-North segment, the expected benefits from the sale, the results of the Company’s priorities and expectations with respect to the sales processes relating to the businesses in Brazil and Spain, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession, including as a result of increased tariffs and retaliatory trade regulations and policies; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; the potential sales of our businesses in Spain and Brazil; the impact of the recent dispositions of our Europe-North segment and certain businesses in our Europe-South segment and in Latin America, as well as other strategic transactions or acquisitions; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; regulations and consumer concerns regarding privacy, digital services, data protection and the use of artificial intelligence; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies, regulations and disclosure standards; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of credit ratings downgrades; our dependence on our senior management team and other key individuals; continued scrutiny and changing expectations from government regulators, municipalities, investors, lenders, customers, activists and other stakeholders; and certain other factors set forth in our filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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